Exhibit 99.1

NEWS RELEASE

Contacts:

Brett Cromwell	Ryan Weispfenning
Public Relations	Investor Relations
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FOR IMMEDIATE RELEASE

Medtronic completes acquisition of Intersect ENT

Acquisition adds innovative bioabsorbable steroid-eluting sinus implants to ENT portfolio

DUBLIN and MENLO PARK, Calif. – May 13, 2022 – Medtronic plc (NYSE:MDT), a global leader in healthcare technology, today announced that it has completed the acquisition of Intersect ENT, expanding the company’s comprehensive ear, nose, and throat (ENT) portfolio with innovative products used in sinus procedures to improve post-operative outcomes and to treat nasal polyps.

As a result of the close of the transaction announced on Aug. 6, 2021, Medtronic has acquired Intersect ENT’s PROPEL™ and SINUVA™ (mometasone furoate) sinus implant product lines and technology, intellectual property, and Menlo Park, Calif., facility. Intersect ENT employees also join Medtronic through this acquisition. A former Intersect ENT brand, Fiagon, was divested simultaneously at close, and those products ― Cube™ navigation system and VenSure™ balloon sinus dilation system ― were not included in the acquisition.

Intersect ENT’s product lines and customer base will further the efforts of Medtronic to have a positive impact for patients who suffer from chronic rhinosinusitis (CRS). CRS is one of the most common health care problems in the U.S., with approximately 30 million adults diagnosed annually. It has been associated with lost days of work, decreased productivity, and even depression and anxiety, with most patients reporting 5-15+ years of suffering and medical treatment.

Through this acquisition, Medtronic gains PROPEL and SINUVA, which are unique bioabsorbable, steroid-eluting implants for sinus patients. PROPEL implants are inserted following endoscopic sinus surgery to maintain sinus patency and provide localized steroid delivery. SINUVA implants are designed for use in the physician’s office setting for the treatment of nasal polyps in adult patients who have had ethmoid sinus surgery.

“By combining Intersect ENT’s groundbreaking localized drug delivery products with the leading navigation and powered instruments of Medtronic, we can now equip physicians with the right tools for many unique patient needs,” said Vince Racano, president of the ENT business, which is part of the Neuroscience Portfolio at Medtronic. “This acquisition expands our portfolio, and we can now provide a more comprehensive continuum of care for CRS patients while supporting the bold ambition of Medtronic to be the global healthcare technology leader.”

“We believe the market leadership and global footprint of Medtronic, coupled with enterprise resources to fuel pipeline innovation and commercialization, will advance our reach to customers and patients more quickly and serve our shared vision of improving patient access, outcomes, and satisfaction for millions of people around the world who suffer from ENT diseases,” said Thomas West, president and CEO of Intersect ENT. “We are thrilled to combine these two companies as we now officially work together to bring more ENT options to patients. I am especially proud of our dedicated Intersect ENT employees, whose entrepreneurial spirit and passion for innovation have driven our ability to achieve this milestone.”

PROPEL™, PROPEL™ Mini, and PROPEL™ Contour implants are FDA approved in the U.S. and CE marked in the EU. SINUVA™ Sinus Implants are currently sold only in the U.S.

This acquisition is consistent with the strong commitment of Medtronic to strategic portfolio management and capital deployment — disciplined processes to accelerate the company’s weighted average market growth rate by strategically allocating resources to fuel innovation in fast-growing markets.

The Medtronic financial advisor for the transaction is Perella Weinberg Partners LP, with Ropes & Gray LLP acting as legal advisor. Intersect ENT’s financial advisor is Goldman Sachs & Co. LLC, with Cooley LLP acting as legal advisor.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 90,000+ passionate people across 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow @Medtronic on Twitter and LinkedIn.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Medtronic’s plans, goals, intentions, strategies, or financial outlook, including the expected accretive impact of the acquisition, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding Medtronic’s expected strategy to drive revenue and share growth and the ability of Medtronic to implement its plans, forecasts and other expectations with respect to its business after the completion of the transaction and realize expected benefits. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of Medtronic’s Annual Report on Form 10-K filed with the SEC on June 25, 2021 and those factors detailed from time to time in Medtronic’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. Medtronic does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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INDICATION
SINUVA Sinus Implant is a corticosteroid-eluting (mometasone furoate) implant indicated for the treatment of nasal polyps, in patients ≥ 18 years of age who have had ethmoid sinus surgery.

IMPORTANT SAFETY INFORMATION

CONTRAINDICATIONS
Patients with a known hypersensitivity to mometasone furoate or any of the ingredients in SINUVA should not use SINUVA.

WARNINGS AND PRECAUTIONS
Local Effects: Monitor nasal mucosa adjacent to the SINUVA Sinus Implant for any signs of bleeding (epistaxis), irritation, infection, or perforation. Avoid use in patients with nasal ulcers or trauma.

Ocular Effects: Monitor patients with a change in vision or with a history of increased intraocular pressure, glaucoma, and/or cataracts closely.

Hypersensitivity Reactions: Hypersensitivity reactions, including rash, pruritus, and angioedema have been reported with the use of corticosteroids.

Immunosuppression: Patients taking corticosteroids are more susceptible to a more serious or even fatal course of chickenpox or measles than healthy individuals. Corticosteroids should be used with caution, if at all, in patients with active or quiescent tuberculosis infection of the respiratory tract; untreated systemic fungal, bacterial, viral, or parasitic infections; or ocular herpes simplex.

Hypercorticism and Adrenal Suppression: If corticosteroid effects such as hypercorticism and adrenal suppression appear in patients, consider sinus implant removal.

ADVERSE REACTIONS
The most common adverse reactions observed (> 1% of subjects and that occurred more frequently in the treatment group compared to control) in clinical studies were asthma, headache, epistaxis, presyncope, bronchitis, otitis media, and nasopharyngitis.

Rx only. Please see Full Prescribing Information for SINUVA at sinuva.com/hcp.

The PROPEL sinus implants are intended to maintain patency and locally deliver steroid to the sinus mucosa in patients ≥18 years of age following sinus surgery: PROPEL for the ethmoid sinus, PROPEL Mini for the ethmoid sinus/frontal sinus opening, and PROPEL Contour for the frontal/maxillary sinus ostia. Contraindications include patients with confirmed hypersensitivity or intolerance to mometasone furoate (MF) or hypersensitivity to bioabsorbable polymers. Safety and effectiveness of the implant in pregnant or nursing females have not been studied. Risks may include, but are not limited to, pain/pressure, displacement of the implant, possible side effects of intranasal MF, sinusitis, epistaxis, and infection. For full prescribing information see IFU at www.IntersectENT.com/technologies/. Rx only.